Exhibit 4.8

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THIS WARRANT.

MAVENIR SYSTEMS, INC.

WARRANT

THIS CERTIFIES THAT, for value received and subject to the provisions and upon the terms and conditions set forth in this Warrant, SILVER LAKE WATERMAN FUND, L.P. and its assignees are entitled to subscribe for and purchase 1,362,858 shares of Common Stock of MAVENIR SYSTEMS, INC., a Delaware corporation (the “Company”), at the price of $0.001 per share (such price and such other price as shall result, from time to time, from the adjustments specified in 5 hereof is referred to as the “Exercise Price”).

1. Definitions. As used herein, capitalized terms not otherwise defined herein shall have the following respective meanings:

(a) “Acquisition” means any transaction or series of related transactions involving (i) any consolidation or merger of the Company with another entity (other than a merger or consolidation effected exclusively to change the Company’s domicile) or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization, or (ii) the sale of all or substantially all of the assets of the Company.

(b) “Act” means the Securities Act of 1933, as amended.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Date of Grant” means June 4, 2013.

(e) “Holder” means the initial holder of this Warrant set forth in the first paragraph of this Warrant and any other person or entity which becomes a holder of this Warrant pursuant to the terms of this Warrant.

(f) “IPO” means the initial public offering of the Company’s Common Stock effected pursuant to a registration statement on Form S-l (or its successor) filed under the Act.

(g) “Shares” means the shares of Common Stock of Company issuable upon exercise of this Warrant.

2. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the earlier of (i) the seventh anniversary of the Date of Grant, (ii) the third anniversary of the effective date of the registration statement filed in connection with the Company’s IPO or (iii) the consummation of an Acquisition.

3. Method of Exercise; Payment; Issuance of New Warrant: Net Issuance.

(a) Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, at the election of the Holder, by (a) the delivery of the notice of exercise substantially in the form attached hereto as Exhibit A-l, duly completed and executed, at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased; (b) if in connection with a registered public offering of the Company’s securities, the delivery of the notice of exercise form attached hereto as Exhibit A-2, duly completed and executed, at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company from the proceeds of the sale of shares to be sold by the Holder in such public offering of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased; or (c) exercise of the “net issuance” right provided for in Section 3(b) hereof. The person or persons in whose name(s) Shares shall be registered upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder (subject to delivery of the old Warrant to the Company) as soon as possible and in any event within such thirty-day period; provided, however, that at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the Holder, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to, or credit the securities account of, a broker or other person (as directed by the Holder exercising this Warrant) within the time period required to settle any trade made by the Holder after exercise of this Warrant.

(b) Right to Convert Warrant into Stock: Net Issuance.

(i) Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 3(b) at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

X=	B – A
Y

Where: X =	the number of shares of Common Stock that shall be issued to Holder
Y =	the fair market value of one share of Common Stock
A =	the aggregate Exercise Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Exercise Price)
B =	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

(ii) Method of Exercise. The Conversion Right may be exercised by the Holder by the delivery by Holder of a written statement (which may be in the form of Exhibit A-l or Exhibit A-2 hereto) specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 3(b)(i) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the aforesaid written statement, or on such later date as is specified therein, and, at the election of the Holder, may be made contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a registration statement under the Act (a “Public Offering”).

(iii) Determination of Fair Market Value. For purposes of this Section 3(b), “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(1) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company’s registration statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such Public Offering.

(2) If the Conversion Right is exercised in connection with an Acquisition, then the fair market value shall be the value received in such Acquisition by the holders of Common Stock if the consideration is cash or stock for which there is a liquid public market, or if there is no liquid public market, then the fair market value shall be reasonably be determined in good faith by the board of directors of the Company.

(3) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering or an Acquisition, then as follows:

(A) If regularly traded on a nationally recognized securities exchange, interdealer quotation system or over-the-counter market (not including any secondary market for securities of non-public companies), the fair market value of the Common Stock shall be deemed to be the closing price or last sale price of the Common Stock on the trading day immediately prior to the Determination Date; and

(B) If there is no liquid public market for the Common Stock, then fair market value shall be reasonably determined in good faith by the board of directors of the Company.

(iv) If closing prices or last sale prices are no longer reported by a securities exchange or other trading system, the closing price or last sale price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

4. Stock Fully Paid: Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

5. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Corporate Events. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant and other than an Acquisition that results in the exercise or termination of this Warrant) (each, a “Corporate Event’), the Company, or such successor corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such Corporate Event by a holder of the number of shares of Common Stock then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(a) shall similarly apply to successive Corporate Events.

(b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Exercise Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 5(a) and 5(b)), then, in each such case, provision shall be made by the Company such that the Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

(e) Charter. A true and complete copy of the Company’s Certificate of Incorporation, as amended through the Date of Grant, is attached hereto as Exhibit B (the “Charter”). The Company shall provide the Holder with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.

6. Notice of Adjustments. Whenever the Exercise Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall deliver to Holder a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Shares purchasable hereunder after giving effect to such adjustment.

7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise or conversion as reasonably determined in good faith by the Company’s Board of Directors.

8. Compliance with Act; Disposition of Warrant or Shares of Common Stock.

(a) Compliance with Act. The Holder, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, unless such exercise is registered under the Act and any applicable state securities laws or an exemption from such registration is available, the Holder shall confirm in writing that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless no longer required under applicable law) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Said legend shall be removed by the Company, upon the request of the Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

(1) The Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act. The Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares. The Holder further represents that Holder does not currently have any contract, undertaking, agreement or arrangement with any unaffiliated person to sell or transfer to such person or any unaffiliated third person any of the Shares.

(2) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.

(3) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Act.

(4) The Holder agrees that the Shares shall be subject to the market standoff provisions in Section 1.14 of the Amended and Restated Investors’ Rights Agreement, dated May 26, 2011, by and among the Company and the investors named therein, as such agreement may be amended or restated from time to time and as the provisions thereof may be waived from time to time. The Holder further agrees that, in connection with the execution of this Warrant, the Holder will execute a lock-up agreement, a form of which is attached hereto as Exhibit C.

(5) The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

(b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of counsel (at the Company’s expense), or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(b) that the opinion of counsel or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of (i) pursuant to an effective registration statement covering such securities or (ii) in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to an effective registration statement or Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c) Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 8(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, or (iii) to a single affiliate of the Holder if the Holder is a corporation, where, in each case, the transferee is an “accredited investor”; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

9. Rights as Shareholders; Information. No Holder, as a holder of this Warrant, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, until this Warrant shall have been exercised or converted and the Shares purchasable upon the exercise or conversion hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the Holder such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders. In addition, the Company agrees to provide in a timely manner any information reasonably requested by the Holder to enable the Holder and its affiliates to comply with their accounting reporting requirements. Prior to the effective date of an IPO, Company will also provide Holder the following information:

(a) As soon as practicable (and in any event within thirty (30) days after the end of each quarter), unaudited financial statements for such quarter, certified by Company’s Chief Executive Officer or Chief Financial Officer to fairly present in all material respects the data reflected therein.

(b) As soon as practicable (and in any event within five (5) days after completion), audited financial statements for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an audit report and unqualified opinion of the independent certified public accountants of recognized national standing selected by Company.

(c) Copies of 409(A) valuation reports, if any, within thirty (30) days of completion.

(d) Upon request by the Holder, detailed capitalization tables (by round and investor).

10. Additional Rights.

(a) Notice of Transactions. The Company shall provide the Holder with at least seven (7) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) any Acquisition of the Company or any liquidation or winding up of the Company, (ii) any declaration of a dividend or distribution, whether in cash, property, stock, or other securities; (iii) any offer for subscription or sale pro rata to the holders of the outstanding shares of Common Stock any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights); or (iv) the effectiveness of the IPO.

(b) Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 3(b) above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of Common Stock upon such expiration shall be determined pursuant to Section 3(b). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10(b), the Company agrees to promptly notify the Holder of the number of Shares, if any, the Holder is to receive by reason of such automatic exercise.

11. Representations and Warranties. The Company represents and warrants to the Holder as of the date hereof as follows:

(a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

(c) The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the Charter.

(d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

(e) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

(f) The number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 163,832,081 shares.

12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by commercial delivery service, mailed by registered or certified mail (return receipt requested), sent via facsimile (with confirmation of receipt) or electronic mail to the parties at the address for each party as set forth on the signature page hereto (or at such other address for a party as such party may designate pursuant to this Section 13).

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipients normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed by the sender promptly after transmission via certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above or such change of address.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent with return receipt requested to the electronic mail address specified by the receiving party in a signed writing in a nonelectronic form. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

15. Lost Warrants or Stock Certificates. The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16. Descriptive Headings. The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

18. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the Holder contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the Holder contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

19. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

20. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

21. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

22. Entire Agreement. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

23. Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

MAVENIR SYSTEMS, INC.

By	/S/ TERRY HUNGLE
Title	CHIEF FINANCIAL OFFICER

Address: 1700 International Parkway, Suite 200 Richardson, TX 75081 Telephone: 469-919-4393 Fax: 469-916-4397 Email: sam@mavenir.com Attention: Sam Garrett, General Counsel

SILVER LAKE WATERMAN FUND, L.P.

By	SILVER LAKE TECHNOLOGY ASSOCIATES WATERMAN, L.L.C., its General Partner

By
Title

Address: 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94024 Telephone: 415-525-8705 Fax: 415-956-8233 Email: SLWContracts@silverlake.com Attention: Contract Administration

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

MAVENIR SYSTEMS, INC.

By
Title

Address: 1700 International Parkway, Suite 200 Richardson, TX 75081 Telephone: 469-919-4393 Fax: Email: sam@mavenir.com Attention: Sam Garrett, General Counsel

SILVER LAKE WATERMAN FUND, L.P.

By	SILVER LAKE TECHNOLOGY ASSOCIATES WATERMAN, L.L.C., its General Partner

By	/s/ Richard Stubblefield
Title

Address: 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94024 Telephone: 415-525-8705 Fax: 415-956-8233 Email: SLWContracts@silverlake.com Attention: Contract Administration

EXHIBIT A-l

NOTICE OF EXERCISE

To: MAVENIR SYSTEMS, INC. (the “Company”)

Re: Warrant dated             , 2013, issued by the Company to SILVER LAKE WATERMAN FUND, L.P. (the “Warrant”)

1.	The undersigned hereby:

☐	elects to purchase shares of Common Stock of the Company pursuant to the terms of the Warrant, and tenders herewith payment of the purchase price of such shares in full, or

☐	elects to exercise its net issuance rights pursuant to Section 3(b) of the Warrant with respect to shares of Common Stock.

2. Please issue a certificate or certificates representing             shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

EXHIBIT A-2

NOTICE OF EXERCISE

To: MAVENIR SYSTEMS, INC. (the “Company”)

Re: Warrant dated             , 2013 issued by Company to SILVER LAKE WATERMAN FUND, L.P. (the “Warrant”)

1. Contingent upon and effective immediately prior to the closing (the “Closing”) of the Company’s public offering contemplated by the Registration Statement on Form S     , filed             , 20     , the undersigned hereby:

☐ elects to purchase             shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the Warrant, or

☐ elects to exercise its net issuance rights pursuant to Section 3(b) of the Warrant with respect to             Shares of Common Stock.

2. Please deliver to the custodian for the selling shareholders a stock certificate representing such             shares.

3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $             or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

(Signature)

(Date)

EXHIBIT B

CHARTER

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “MAVENIR SYSTEMS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF MAY, A.D. 2011, AT 10:07 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
4134477 8100 110616227 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8787289 DATE: 05-25-11

State of Delaware

Secretary of State

Division of Corporations

Delivered 10:10 AM 05/25/2011

FILED 10:07 AM 05/25/2011

SRV 110616227 – 4134477 FILE

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Mavenir Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is Mavenir Systems, Inc.

B. The Certificate of Incorporation of this Corporation was originally filed on March 30, 2006.

C. This Amended and Restated Certificate of Incorporation (the “Restated Certificate”) was duly adopted by the Corporation’s directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law (the “DGCL”).

D. This Restated Certificate restates, integrates and amends the provisions of the Certificate of Incorporation of this Corporation, as heretofore amended.

E. The text of the Certificate of Incorporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of this Corporation is Mavenir Systems, Inc.

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III

The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is 276,987,915. The total number of shares of Common Stock the Corporation shall have authority to issue is 155,203,902 with a par value of $0.001 per share. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 121,784,013 with a par value of $0,001 per share, 26,137,758 of which shares shall be designated Series A Preferred Stock (the “Series A Preferred Stock”), 26,727,505 of which shares shall be designated Series B Preferred Stock (the “Series B Preferred Stock”), 24,683,530 of which shares shall be designated Series C Preferred Stock (the “Series C Preferred Stock”), 12,100,007 of which shares shall be designated Series D Preferred Stock (the “Series D Preferred Stock”) and 32,135,213 of which shares shall be designated Series E Preferred Stock (the “Series E Preferred Stock”).

The relative rights, preferences, privileges, limitations and restrictions granted to or imposed on the respective classes and series of the shares of capital stock or the holders thereof are as follows:

4.1 Dividends. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive dividends, on a pari passu basis, when, as and if declared by the Corporation’s Board of Directors, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Corporation’s Common Stock or any other class or series of stock (payable other than in Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (“Common Stock Equivalents”)) at the rate of (i) $0.0428 per share of Series A Preferred Stock (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event with respect to such share) per annum, (ii) $0.0614 per share of Series B Preferred Stock (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event with respect to such share) per annum, (iii) $0.0763 per share of Series C Preferred Stock (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event with respect to such share) per annum, (iv) $0.0898 per share of Series D Preferred Stock (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event with respect to such share) per annum and (v) $0.1004 per share of Series E Preferred Stock (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event with respect to such share) per annum. The right to receive dividends on shares of any series of Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of any series of Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any year. Upon conversion of any share of any series of Preferred Stock pursuant to subsection (A) or (B) of Section 4.3, all dividends declared but unpaid on such share at the time of conversion shall be paid in cash or shares of Common Stock at the option of the Corporation’s Board of Directors at the then fair market value as determined in good faith by the Corporation’s Board of Directors. Except as permitted in this Section 4.1, no dividends shall be declared or paid, and no distribution shall be made, on any shares of Common Stock or any other class or series of stock (other than a dividend payable solely in Common Stock or Common Stock Equivalents) unless (A) a dividend in an amount equal to the dividend described in the first sentence of this Section 4.1 for the current year is paid or set aside for payment on each outstanding share of each series of Preferred Stock and (B) any additional dividends declared or paid in any year are declared or paid, or any distributions made on any shares of Common Stock, among the holders of Preferred Stock and Common Stock then outstanding based on the number of shares of Common Stock held by each such holder (assuming full conversion of each series of Preferred Stock).

4.2 Liquidation Preference.

(A) Preferred Stock Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the Corporation’s assets or funds to the holders of the other series of the Preferred Stock, the Corporation’s Common Stock or any other capital stock of the Corporation ranking junior to the Preferred Stock by reason of their ownership thereof, an amount equal to $1.2545 per share (as adjusted for any stock dividend, stock split or combination with respect to such share after the date upon which the Restated Certificate is filed with the Secretary of State of the State of Delaware (the “Filing Date”) (the “Series E Original Issue Price”) for each share of Series E Preferred Stock held by them, plus an additional amount equal to any dividends declared but unpaid on each such share. If, upon such liquidation, dissolution or winding up, the assets and funds distributed are insufficient to permit the payment to each holder of Series E Preferred Stock of the full aforesaid preferential amounts, the entire assets and funds legally available for distribution shall be distributed ratably to such holders in proportion to the preferential amount each such holder is otherwise entitled to receive with respect to the shares of Series E Preferred Stock held by such holder. Upon the completion of the distribution to the holders of Series E Preferred Stock required by this subsection (A) of Section 4.2, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the Corporation’s assets or funds to the holders of the Corporation’s Common Stock or any other capital stock of the Corporation ranking junior to the Preferred Stock by reason of their ownership thereof, an amount equal to (i) $0.535 per share (as adjusted for any stock dividend, stock split or combination with respect to such share after the Filing Date) (the “Series A Original Issue Price”) for each share of Series A Preferred Stock held by them, plus an additional amount equal to any dividends declared but unpaid on each such share, (ii) $0.767 per share (as adjusted for any stock dividend, stock split or combination with respect to such share after the Filing Date) (the “Series B Original Issue Price”) for each share of Series B Preferred Stock held by them, plus an additional amount equal to any dividends declared but unpaid on each such share, (iii) $0.9542 per share (as adjusted for any stock dividend, stock split or combination with respect to such share after the Filing Date) (the “Series C Original Issue Price”) for each share of Series C Preferred Stock held by them, plus an additional amount equal to any dividends declared but unpaid on each such share, and (iv) $1.1219 per share (as adjusted for any stock dividend, stock split or combination with respect to such share after the Filing Date) (the “Series D Original Issue Price”) for each share of Series D Preferred Stock held by them, plus an additional amount equal to any dividends declared but unpaid on each such share. If, upon such liquidation, dissolution or winding up, the assets and funds distributed are insufficient to permit the payment to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the full aforesaid preferential amounts, the entire assets and funds legally available for distribution shall be distributed ratably to such holders in proportion to the preferential amount each such holder is otherwise entitled to receive with respect to the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock held by such holder. The Series A Original Issue Price, Series B Original Issue Price, Series C Original Issue Price, Series D Original Issue Price and Series E Original Issue Price are sometimes referred to herein as the “Original Issue Price.”

(B) Remaining Assets. Upon the completion of the distribution required by subsection (A) of this Section 4.2, the Corporation’s remaining assets or funds available for distribution to stockholders shall be distributed ratably to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock, on a pari passu basis, based on the number of shares of Common Stock held by each such holder (assuming full conversion of each series of Preferred Stock) until (i) with respect to the holders of Series A Preferred Stock, such holders shall have received an aggregate of $1.07 per share (as adjusted for any stock dividend, stock split or combination with respect to such share and including amounts paid pursuant to subsection (A) of this Section 4.2), (ii) with respect to the holders of Series B Preferred Stock, such holders shall have received an aggregate of $1.534 per share (as adjusted for any stock dividend, stock split or combination with respect to such share and including amounts paid pursuant to subsection (A) of this Section 4.2), (iii) with respect to the holders of Series C Preferred Stock, such holders shall have received an aggregate of $1.908 per share (as adjusted for any stock dividend, stock split or combination with respect to such share and including amounts paid pursuant to subsection (A) of this Section 4.2), (iv) with respect to the holders of Series D Preferred Stock, such holders shall have received an aggregate of $2.2438 per share (as adjusted for any stock dividend, stock split or combination with respect to such share and including amounts paid pursuant to subsection (A) of this Section 4.2) and (v) with respect to the holders of Series E Preferred Stock, such holders shall have received an aggregate of $3.7635 per share (as adjusted for any stock dividend, stock split or combination with respect to such share and including amounts paid pursuant to subsection (A) of this Section 4.2). After the payment or setting aside for payment to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock of the full amounts specified in this Section 4.2(B), the entire remaining assets of the Corporation legally available for distribution shall be distributed ratably to holders of the Common Stock of the Corporation in proportion to the number of shares of Common Stock held by them.

(C) Notwithstanding subsections (A) and (B) of this Section 4.2, solely for purposes of determining the amount each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock is entitled to receive with respect to a liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, each series of Preferred Stock shall be treated as if all holders of such series had converted such holders’ shares of Preferred Stock into shares of Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, if, as a result of an actual conversion of such series of Preferred Stock (including taking into account the operation of subsection (B) of this Section 4.2 with respect to all Preferred Stock), holders of such series of Preferred Stock would receive (with respect to the shares of such series of Preferred Stock), in the aggregate, an amount greater than the amount that would be distributed to holders of such series of Preferred Stock if such holders had not converted such shares of Preferred Stock into shares of Common Stock. If shares of any series of Preferred Stock are converted to Common Stock or are treated as if they had been converted into Common Stock pursuant to this subsection, then holders of such series of Preferred Stock shall not be entitled to receive any distributions pursuant to subsections (A) and (B) of this Section 4.2 that would otherwise be made to holders of such series of Preferred Stock.

(D) (1) Unless otherwise determined by the holders of (i) a majority of the Series E Preferred Stock, voting as a separate series and (ii) a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a single class on an as-converted basis for the purposes of this Section 4.2, a liquidation, dissolution or winding up of the Corporation shall be deemed to include (Y) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Corporation’s jurisdiction of incorporation) that results in the transfer or acquisition of at least a majority of the Corporation’s voting power to such entity, or (Z) a sale of all or substantially all of the assets of the Corporation or the exclusive license of all or substantially all of the Corporation’s intellectual property by means of any transaction or series of related transactions (collectively, a “Deemed Liquidation”).

(2) If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Corporation’s Board of Directors; provided, however, any publicly-traded securities shall be valued as follows:

(a) If the securities are then traded on a national securities exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the distribution; and

(b) If the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the distribution.

The foregoing methods for valuing non-cash consideration to be distributed in connection with any liquidation, dissolution or winding up of the Corporation shall, with the appropriate approval of the definitive agreements governing such liquidation, dissolution or winding up of the Corporation by the stockholders under the DGCL and this subsection (D), be superseded by the determination of such value set forth in the definitive agreements governing such liquidation, dissolution or winding up of the Corporation.

(3) The Corporation shall give each holder of record of Preferred Stock written notice of a transaction described in subsection (D)(1) not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4.2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that, subject to compliance with the DGCL, all notice periods set forth in this subsection (D)(3) may be shortened or waived entirely, either prospectively or retroactively and either generally or in a particular instance, upon the written consent of the holders of a majority of the shares of Preferred Stock then outstanding (voting together as a single class, on an as-converted basis).

(4) In the event the requirements of this subsection (D) are not complied with, the Corporation shall forthwith either:

(a) Cause the closing of the Deemed Liquidation to be postponed until such time as the requirements of this Section 4.2 have been complied with, or

(b) Cancel such transaction, in which event the rights, preferences, privileges and restrictions of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in subsection (D)(3).

4.3 Conversion. The holders of Preferred Stock have conversion rights as follows:

(A) Right to Convert. Each share of each series of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series of Preferred Stock by the Conversion Price for such series of Preferred Stock, determined as hereinafter provided, in effect at the time of the conversion (the “Conversion Rate”). The initial “Conversion Price” per share for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be the Series A Original Issue Price, the Series B Original Issue Price, the Series C Original Issue Price, the Series D Original Issue Price and the Series E Original Issue Price, respectively. Such initial Conversion Price for each series of Preferred Stock shall be subject to adjustment as provided in subsection (D) of this Section 4.3.

(B) Automatic Conversion.

(1) Each share of each series of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at its then effective Conversion Rate immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-l under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock to the public for the account of the Corporation in which the aggregate gross proceeds to the Corporation equal or exceed $50,000,000 (a “Qualified IPO”).

(2) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at its then effective Conversion Rate on the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class on an as-converted basis, delivering written notice of such election to the Company. No series of Preferred Stock listed under this subsection (2) shall be automatically converted pursuant to this Section 4.3(B), unless all series of Preferred Stock listed under subsection (2) then outstanding shall be automatically converted into Common Stock, at the applicable Conversion Rate.

(3) Each share of Series E Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at its then effective Conversion Rate on the date specified by written consent or agreement of the holders of a majority of the then outstanding Series E Preferred Stock, voting as a separate series, by delivering written notice of such election to the Company (each of the events causing conversion referred to in (1), (2) and (3) are referred to herein as an “Automatic Conversion Event”).

(C) Mechanics of Conversion.

(1) Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 4.3(A) above, such holder shall surrender the certificate or certificates therefor, duly endorsed, or an affidavit of loss in a form reasonably acceptable to the Corporation, at the office of the Corporation or of any transfer agent for such Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock to be converted in such Automatic Conversion Event shall be converted automatically without any further action by the holders of such shares and each holder of record of shares of Preferred Stock shall be deemed on such date to be the holder of record of the Common Stock issuable upon such conversion, whether or not (i) the certificates representing such shares are surrendered to the Corporation or its transfer agent, (ii) notice from the Corporation shall have been received by any holder of record of shares of Preferred Stock, or (iii) the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock.

(2) If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act or a merger, sale, financing, or liquidation of the Corporation or other event, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of such transaction or upon the occurrence of such event, in which case the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such transaction or the occurrence of such event.

(D) Adjustment of Conversion Price. The Conversion Price for each series of Preferred Stock shall be subject to adjustment from time to time as follows:

(1) (a) If the Corporation shall issue, after the Filing Date, any Additional Stock (as defined in subsection (D)(2)) without consideration or for a consideration per share less than the Conversion Price for any series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, then (A) with respect to the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the Conversion Price for such series in effect immediately prior to each such issuance of Additional Stock shall forthwith (except as otherwise provided in this subsection (1)) be adjusted to a price equal to (calculated to the nearest one one-hundredth of one cent) the product obtained by multiplying the Conversion Price for such series of Preferred Stock in effect immediately prior to such issuance of Additional Stock by a fraction, the numerator of which is equal to the sum of (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to be issued pursuant to subsection (D)(l)(e)(i) and (ii) of this Section 4.3) immediately prior to such issuance of Additional Stock plus (y) the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance of Additional Stock would purchase at the Conversion Price for such series of Preferred Stock in effect immediately prior to such issuance of Additional Stock, and the denominator of which is equal to the sum of (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to be issued pursuant to subsection (D)(l)(e)(i) and (ii) of this Section 4.3) immediately prior to such issuance of Additional Stock plus (y) the number of shares of Additional Stock issued and (B) with respect to the Series C Preferred Stock, the Conversion Price for such series in effect immediately prior to each such issuance of Additional Stock shall forthwith (except as otherwise provided in this subsection (1)) be adjusted to a price equal to the price paid per share for such Additional Stock, unless the price paid per share of such Additional Stock is less than the Series B Original Issue Price, in which case the Conversion Price of the Series C Preferred Stock shall be adjusted to a price equal to the Conversion Price of the Series B Preferred Stock as determined in clause (A) of this subsection (D)(1)(a).

(b) No adjustment in the Conversion Price for any series of Preferred Stock need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price. Except to the limited extent provided for in subsections (D)(l)(e)(iii) or (iv), no adjustment of the Conversion Price for any series of Preferred Stock pursuant to this subsection (D)(1) shall have the effect of increasing such Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(c) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(d) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Corporation’s Board of Directors (including each of the Preferred Directors (as such term is defined in Section 4.5(C)) irrespective of any accounting treatment.

(e) In the case of the issuance (whether before, on or after the Filing Date) of (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for securities by their terms convertible into or exchangeable for Common Stock, the following provisions shall apply for all purposes of subsections (D)(1) and (2):

(i) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections (D)(1)(c) and (D)(1)(d)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections (D)(1)(c) and (D)(1)(d)).

(iii) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price for each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(iv) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price for each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(v) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections (D)(l)(e)(i) and (ii) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection (D)(l)(e)(iii) or (iv).

(2) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection (D)(1)(e) of this Section 4.3) by the Corporation after the Filing Date other than:

(a) Shares of Common Stock or Common Stock Equivalents issued pursuant to an event or transaction described in subsection (D)(3) of this Section 4.3;

(b) Shares of Common Stock issued or issuable upon conversion of any series of Preferred Stock, or as dividends or distributions on any series of Preferred Stock;

(c) Shares of Common Stock issued (or deemed to have been issued pursuant to subsection (D)(1)(e) of this Section 4.3) to the Corporation’s employees, officers, directors, consultants, advisors or services providers or for charitable purposes pursuant to and in accordance with Corporations 2005 Stock Plan or any other plan, agreement or similar arrangement approved by the Corporation’s Board of Directors, provided such issuance is approved by the Corporation’s Board of Directors;

(d) Shares of Common Stock issued (or deemed to have been issued pursuant to subsection (D)(1)(e) of this Section 4.3) to vendors, banks or equipment lessors, provided such issuance is approved by the Corporation’s Board of Directors with such approval including at least two (2) of the Preferred Directors and is primarily for non-equity financing purposes;

(e) Shares of Common Stock issued (or deemed to have been issued pursuant to subsection (D)(1)(e) of this Section 4.3) in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, provided such issuance is approved by the Corporation’s Board of Directors with such approval including at least two (2) of the Preferred Directors and is primarily for nonequity financing purposes;

(f) Shares of Common Stock issued (or deemed to have been issued pursuant to subsection (D)(1)(e) of this Section 4.3) in connection with a bona fide business acquisition of or by the Corporation (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise), provided such acquisition is approved by the Corporation’s Board of Directors with such approval including at least two (2) of the Preferred Directors; or

(g) Shares of Common Stock issued in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act pursuant to which all outstanding shares of each series of Preferred Stock are converted to Common Stock.

(3) Subdivision, etc. In the event the Corporation should at any time or from time to time after the Filing Date, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price for each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(4) Combination. If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(E) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection (D)(3) of this Section 4.3, then, in each such case for the purpose of this subsection (E), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(F) Recapitalizations. If, at any time or from time to time after the Filing Date there shall be a recapitalization of the Corporation’s Common Stock (other than (x) a subdivision or combination provided for in subsections (D)(3) or (D)(4) of this Section 4.3 or (y) a Deemed Liquidation as defined in Section 4.2(D)(1)) provision shall be made so that the holders of each series of Preferred Stock shall thereafter be entitled to receive upon conversion of each such series of Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion of such series of Preferred Stock would have been entitled on such recapitalization. In any such case appropriate adjustment shall be made in the application of the provisions of this Section 4.3 with respect to the rights of the holders of each series of Preferred Stock after the recapitalization to the end that the provisions of this Section 4.3 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of each series of Preferred Stock) shall be applicable after that event as nearly equivalent as prior to that event as may be practicable.

(G)No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of each series of Preferred Stock set forth in this Section 4.3 against impairment. Notwithstanding the foregoing, any action taken with the requisite stockholder consent pursuant to the terms of the Restated Certificate or the DGCL shall not be deemed to be an impairment.

(H)No Fractional Shares and Certificate as to Adjustment.

(1) No fractional shares shall be issued upon the conversion of any share of any series of Preferred Stock and, in lieu of any fractional shares to which any holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock on the date of conversion as determined in good faith by a majority of the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(2) Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any series of Preferred Stock pursuant to this Section 4.3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of any series of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder’s shares of Preferred Stock.

(I) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least fifteen (15) business days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right; provided, however, that, subject to compliance with the DGCL, all notice periods set forth in this subsection (I) may be shortened or waived entirely, either prospectively or retroactively and either generally or in a particular instance, upon the written consent of the holders of a majority of the shares of Preferred Stock then outstanding (voting together as a single class, on an as-converted basis).

(J) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, based upon advice of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging commercially reasonable efforts to obtain the requisite stockholder approval for any necessary amendment to these Restated Certificate.

(K) Special Mandatory Conversion.

(1) In the event that:

(a) the Corporation consummates one or more sales of its equity securities (each, a “Financing”) after the date that the Corporation first issues shares of Series E Preferred Stock (the “Series E Original Issue Date”) and:

(i) following the approval and determination that such Financing shall constitute a Mandatory Offering (as defined below) by the Corporation’s Board of Directors (with such approval including at least two (2) of the Preferred Directors), the Corporation shall have delivered a notice (“Notice”) to each holder of at least 1,000,000 shares (as adjusted for any stock dividend, stock split or combination with respect to such shares) of Preferred Stock and any of their transferees or assignees of Preferred Stock (each, a “Major Holder”): (1) stating the Corporation’s bona fide intention to consummate the Financing, (2) indicating the aggregate number of securities to be offered in the Financing and the number of such securities to be offered to the Major Holders, as determined by the Corporation’s Board of Directors in its sole discretion, (3) indicating the price and terms upon which it proposes to offer such securities, (4) identifying the Pro Rata Share (as defined below) of each Major Holder, and (5) offering each Major Holder the right to purchase such Major Holder’s Pro Rata Share within the time periods set forth in the Notice;

(ii) at least one (1) of the Major Holders participates in the Financing (a Financing that meets each of the requirements set forth in subsections (i) and (ii) of this subsection (K)(l)(a), a “Mandatory Offering”) in a portion not less than such Major Holder’s full Pro Rata Share; and

(iii) a Major Holder does not acquire or cause an affiliate or partner of such Major Holder to acquire at least its Pro Rata Share within the time periods set forth in the Notice (a “Non-Participating Major Holder”);

(b) then a percentage of each Non-Participating Major Holder’s shares of each series of Preferred Stock equal to the percentage of such Non-Participating Major Holder’s Pro Rata Share not acquired by such Non-Participating Major Holder shall automatically and without further action on the part of such holder be converted, effective upon, subject to, and concurrently with, the consummation of the Mandatory Offering (the “Mandatory Offering Date”), into shares of Common Stock of the Corporation at the Conversion Rate in effect for such shares immediately prior to, and without giving effect to any adjustment to such Conversion Rate that may otherwise occur as a result of, the Mandatory Offering. For purposes of this Section 4.3(K), each Major Holder’s “Pro Rata Share” shall be an amount determined by multiplying the aggregate number of equity securities to be offered to the Major Holders as specified in the Notice by a fraction, the numerator of which shall be the number of shares of Common Stock then issued or issuable upon conversion of the Preferred Stock (and all securities convertible into, or exercisable or exchangeable for shares of Preferred Stock) then held by such Major Holder and the denominator of which shall be the total number of shares of Common Stock then issued or issuable upon conversion of the Preferred Stock (and all securities convertible into, or exercisable or exchangeable for shares of Preferred Stock) then held by all Major Holders. For purposes of calculating a Major Holder’s Pro Rata Share, the applicable number of shares of Common Stock then issued or issuable upon conversion of the Preferred Stock shall be calculated based on the number of shares of Preferred Stock (and all securities convertible into, or exercisable or exchangeable for shares of Preferred Stock) outstanding immediately prior to the closing of, and without giving effect to any adjustment to such Conversion Rate that may otherwise occur as a result of, the Mandatory Offering.

(2) The holder of any shares of any series of Preferred Stock converted pursuant to this Section 4.3(K) shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to be issued and such holder shall be deemed to have become a stockholder of record of Common Stock on the Mandatory Offering Date, unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record of Common Stock on the next succeeding date on which the transfer books are open.

(3) Notwithstanding the foregoing, paragraphs (1) and (2) of this Section 4.3(K) shall not apply to Starent Networks LLC, Cisco Systems, Inc., or any of their respective affiliates.

(L) Waiver of Adjustment of Conversion Price. The holders of a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, voting as a single class on an as-converted basis (which determination may be either prospective or retroactive and either generally or in a particular instance, and shall bind all future holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) may waive the rights provided by subsection (D) of this Section 4.3 with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. The holders of a majority of the Series E Preferred Stock then outstanding (which determination may be either prospective or retroactive and either generally or in a particular instance, and shall bind all future holders of Series E Preferred Stock) may waive the rights provided by subsection (D)of this Section 4.3 with respect to the Series E Preferred Stock.

4.4 Redemption.

(A) Right to Redemption. Upon receipt of a written request from the holders of a majority of the then outstanding shares of (x) Series E Preferred Stock, voting as a separate series, and (y) Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class (the “Redemption Request”), at any time on or after the fourth (4th) anniversary of the Series E Original Issue Date, the Corporation shall redeem all, but not less than all, of the shares of Preferred Stock then outstanding in three (3) equal annual installments (each installment date, a “Redemption Date”), commencing on a date not more than forty five (45) days after the receipt of the Redemption Request, for a price per share equal to the appropriate Original Issue Price plus any declared and unpaid dividends per share for such series of Preferred Stock (the “Redemption Price”). On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of each series of Preferred Stock owned by each holder (except as set forth in this Section 4.4(A)), that number of outstanding shares of each series of Preferred Stock determined by dividing (i) the total number of shares of such series of Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies) (such number, the “Eligible Shares” in respect of such series). The Corporation shall on each such Redemption Date redeem up to the maximum amount the Corporation may lawfully redeem out of funds legally available therefore in accordance with subsection (B) of this Section 4.4. If on any Redemption Date, the number of shares of Preferred Stock that may then be legally redeemed by the Corporation is less than the number of such shares to be redeemed, then all of the Eligible Shares of Series E Preferred Stock in respect of such Redemption Date shall be redeemed for the applicable Redemption Price prior to the redemption of the Eligible Shares of any other series of Preferred Stock in respect of such Redemption Date and then the remaining Eligible Shares that should have been redeemed in respect of such Redemption Date, but were not, will be redeemed on a pro rata basis from any additional legally available funds or as soon as the Corporation has legally available funds therefor.

(B) Redemption Procedure. Subject to subsection (A) of this Section 4.4, within fifteen (15) days of the receipt by the Corporation of the Redemption Request, with respect to the first Redemption Date, and not less than thirty (30) days prior to the second and third Redemption Dates, the Corporation shall mail, first class postage prepaid, written notice (the “Notice of Redemption”) to each holder of record (at the close of business on the business day preceding the day on which notice is given) of Preferred Stock, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation, for the purpose of notifying such holder of the redemption to be effected. The Notice of Redemption shall specify the applicable

Redemption Date, the number of shares of each series of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Notice of Redemption, and the place at which payment shall be made, which shall be the principal offices of the Corporation or such other place as shall be mutually agreeable to the Corporation and holders of a majority of the shares of Preferred Stock then outstanding, on an as-converted basis. The Notice of Redemption shall call upon each holder of Preferred Stock to either (i) surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the shares to be redeemed or (ii) convert such Preferred Stock into Common Stock prior to the applicable Redemption Date in accordance with the provisions of Section 4.3 above. Subject to Section 4.4 (C), on each Redemption Date, the Corporation shall pay the Redemption Price in cash or by check to the order of the person whose name appears on the certificate or certificates of the Preferred Stock that (i) shall not have been converted pursuant to Section 4.3 hereof and (ii) shall have been surrendered to the Corporation in the manner and at the place designated in the Notice of Redemption and thereupon each surrendered certificate shall be canceled.

(C) Effect of Redemption. From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the shares of any series of Preferred Stock to be redeemed on a Redemption Date (except the right to receive their respective Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the last sentence of Section 4.4(A), if the funds of the Corporation legally available for redemption on any Redemption Date are insufficient to redeem the total number of shares requested to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the proceeds to be received by them pursuant to this Section 4.4. The shares not redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein. At any time and from time to time thereafter when additional funds of the Corporation are legally available for the redemption of shares not redeemed, such funds will immediately be irrevocably (subject to such funds becoming legally unavailable for distribution) set aside for the redemption of the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

4.5 Voting.

(A) General. Each holder of each outstanding share of each series of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4.3 hereof) at each meeting of stockholders of the Corporation (and pursuant to written consent of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of this Section 4.5 or by Section 4.6 below, holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall vote together with the holders of Common Stock as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to actions amending this Restated Certificate to increase the number of authorized shares of Common Stock. Fractional votes shall not, however, be permitted and any fractional voting resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded down to the nearest whole number.

(B) Adjustment in Authorized Common Stock. Without limiting the generality of Section 4.5(A), and in accordance with the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock, voting together as one class and not as separate classes or series, with each holder of Preferred Stock having that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote on such increase or decrease.

(C) Election of Directors.

. (1) The holders of Common Stock, voting as a single class, shall be entitled to elect two (2) members of the Corporation’s Board of Directors at each meeting or pursuant to each written consent of the Corporation’s holders of Common Stock for the election of directors (the “Common Directors”). The holders of Series A Preferred Stock shall be entitled to elect two (2) members of the Corporation’s Board of Directors at each meeting or pursuant to each written consent of the Corporation’s holders of Series A Preferred Stock for the election of directors (the “Series A Directors”). The holders of Series B Preferred Stock shall be entitled to elect one (1) member of the Corporation’s Board of Directors at each meeting or pursuant to each written consent of the Corporation’s holders of Series B Preferred Stock for the election of directors (the “Series B Director,”). The holders of Series E Preferred Stock shall be entitled to elect one (1) member of the Corporation’s Board of Directors at each meeting or pursuant to each written consent of the Corporation’s holders of Series E Preferred Stock for the election of directors (the “Series E Director,” and together with the Series A Directors and the Series B Director, the “Preferred Directors”). The holders of a majority of the then outstanding Preferred Stock and Common Stock, voting together as a single class and on an as-converted basis, shall be entitled to elect the remaining members of the Corporation’s Board of Directors at each meeting or pursuant to each written consent of the Corporation’s stockholders for the election of directors.

(2) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by Section 4.5(C)(1), vacancies and newly created directorships of such class or classes or series may be filled by at least a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, or, if there is no sole remaining director then in office, by the affirmative vote of the holders of at least a majority of the shares of that class or classes or series.

(3) Any director who was elected by a specified class or classes of stock or series thereof may be removed during his or her term of office, either for or without cause, by, and only by, the affirmative vote of the holders of at least a majority of the shares of the class or classes of stock or series thereof that are entitled to elect such director. Such vote may be given at a special meeting of such stockholders duly called or by an action by written consent for that purpose.

4.6 Protective Provisions.

(A) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of a majority of the Preferred Stock then outstanding, voting as a single class on an as-converted basis, either directly or by amendment, merger, consolidation or otherwise:

(1) Authorize, create or issue any new class or series of equity securities, or reclassify any existing capital stock into any new class or series of equity securities, having any preference or priority as to voting, dividends, or distribution of assets upon liquidation, merger or otherwise that is superior to or on a parity with any such preference or priority of any series of Preferred Stock then outstanding;

(2) Effect a liquidation, dissolution or winding up of the Corporation, including any Deemed Liquidation;

(3) Authorize, issue, or obligate the Corporation to issue any shares of any series of Preferred Stock after the first date on which any shares of such series were issued, or increase or decrease (other than by redemption or conversion) the number of authorized shares of any series of Preferred Stock;

(4) Declare or pay any cash dividends or other distribution (other than liquidation payments pursuant to Section 4.2 hereof or dividends to the holders of Preferred Stock pursuant to the first sentence of Section 4.1 hereof) on any equity securities prior to any series of Preferred Stock;

(5) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of capital stock of the Corporation; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock at the original cost from employees, officers, directors, consultants or other persons performing services for this Corporation pursuant to agreements under which this Corporation has the right to repurchase such shares upon the occurrence of certain events, such as the termination of services, (ii) the redemption of Preferred Stock by the Corporation pursuant to Section 4.4, (iii) the net exercise of any warrant of the Corporation, and (iv) the cashless exercise of stock options pursuant to the Corporation’s 2005 Stock Plan;

(6) Issue any new equity securities for consideration other than cash other than pursuant to the Corporation’s 2005 Stock Plan, unless such issuance is approved by the Corporation’s Board of Directors (including the approval of at least two (2) of the Preferred Directors);

(7) Enter into any transaction with any employee, officer, director or stockholder of the Corporation or member of his or her immediate family, other than advances to employees for travel or other business expenses incurred in the ordinary course of business, unless such transaction is approved by the Corporation’s Board of Directors (including the approval of at least two (2) of the Preferred Directors);

(8) Incur indebtedness in excess of $2,000,000 in the aggregate;

(9) Make any loans or advances to, or guarantee the indebtedness or obligations of, any person, other than advances to employees for travel or other business expenses incurred in the ordinary course of business, unless such loan, advance or guarantee is approved by the Corporation’s Board of Directors (including the approval of at least two (2) of the Preferred Directors);

(10) Change the Corporation’s primary line of business, unless such change is approved by the Corporation’s Board of Directors (including the approval of at least two (2) of the Preferred Directors);

(11) Hire any senior executive officer of the Company, unless such hiring is approved by the Corporation’s Board of Directors (including the approval of at least two (2) of the Preferred Directors);

(12) Own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity that is not a wholly-owned subsidiary of the Corporation, unless such ownership or control is approved by the Corporation’s Board of Directors (including the approval of at least two (2) of the Preferred Directors);

(13) Increase or decrease the number of authorized directors of the Corporation’s Board of Directors;

(14) Increase the number of shares of Common Stock reserved for issuance pursuant to the Corporation’s 2005 Stock Plan or create any new equity incentive plan;

(15) Amend, alter or repeal any provision of the Restated Certificate or Bylaws; or

(16) Enter into any agreement or commitment to do any of the things described in this Section 4.6(A), unless the effectiveness of such agreement or commitment or action described in this Section 4.6(A) is conditioned upon the Corporation obtaining the approval required by this Section 4.6(A).

The provisions of this Section 4.6(A) shall be in addition to any rights which any holder of Preferred Stock may have under the DGCL.

(B) So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least two-thirds (2/3) of the Series B Preferred Stock then outstanding, voting as a separate class, either directly or by amendment, merger, consolidation or otherwise:

(1) Authorize, issue, or obligate the Corporation to issue any shares of Series B Preferred Stock after the initial date that shares of Series B Preferred Stock were initially issued (the “Series B Original Issue Date”) (other than pursuant to the terms of the Series B Preferred Stock Purchase Agreement dated as of the Series B Original Issue Date), or increase or decrease (other than by redemption or conversion) the number of authorized shares of Series B Preferred Stock;

(2) Take any action that would alter, change or amend the powers, preferences or rights of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock in such a manner that would affect the powers, preferences or rights of the Series B Preferred Stock in an adversely different manner from the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; or

(3) Enter into any agreement or commitment to do any of the things described in this Section 4.6(B), unless the effectiveness of such agreement or commitment or action described in this Section 4.6(B) is conditioned upon the Corporation obtaining the approval required by this Section 4.6(B).

The provisions of this Section 4.6(B) shall be in addition to any rights which any holder of Series B Preferred Stock may have under the DGCL.

(C) So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least two-thirds (2/3) of the Series C Preferred Stock then outstanding, voting as a separate class, either directly or by amendment, merger, consolidation or otherwise:

(1) Authorize, issue, or obligate the Corporation to issue any shares of Series C Preferred Stock after the initial date that shares of Series C Preferred Stock were initially issued (the “Series C Original Issue Date”) (other than pursuant to the terms of the Series C Preferred Stock Purchase Agreement dated as of the Series C Original Issue Date, as amended after the date of the Series C Original Issue Date (including pursuant to any subsequent closing provisions contained therein), or pursuant to the terms of any stock purchase warrant issued by the Corporation and outstanding on the date of filing of this Restated Certificate) or increase or decrease (other than by redemption or conversion) the number of authorized shares of Series C Preferred Stock;

(2) Take any action that would alter, change or amend the powers, preferences or rights of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock in such a manner that would affect the powers, preferences or rights of the Series C Preferred Stock in an adversely different manner from the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; or

(3) Enter into any agreement or commitment to do any of the things described in this Section 4.6(C), unless the effectiveness of such agreement or commitment or action described in this Section 4.6(C) is conditioned upon the Corporation obtaining the approval required by this Section 4.6(C).

The provisions of this Section 4.6(C) shall be in addition to any rights which any holder of Series C Preferred Stock may have under the DGCL.

(D) So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least two-thirds (2/3) of the Series D Preferred Stock then outstanding, voting as a separate class, either directly or by amendment, merger, consolidation or otherwise:

(1) Authorize, issue, or obligate the Corporation to issue any shares of Series D Preferred Stock after the initial date that shares of Series D Preferred Stock were initially issued (the “Series D Original Issue Date”) (other than pursuant to the terms of the Series D Preferred Stock Purchase Agreement dated as of the Series D Original Issue Date, as amended after the date of the Series D Original Issue Date (including pursuant to any subsequent closing provisions contained therein) or increase or decrease (other than by redemption or conversion) the number of authorized shares of Series D Preferred Stock;

(2) Take any action that would alter, change or amend the powers, preferences or rights of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or Series E Preferred Stock in such a manner that would affect the powers, preferences or rights of the Series D Preferred Stock in an adversely different manner from the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series E Preferred Stock; or

(3) Enter into any agreement or commitment to do any of the things described in this Section 4.6(D), unless the effectiveness of such agreement or commitment or action described in this Section 4.6(D) is conditioned upon the Corporation obtaining the approval required by this Section 4.6(D).

The provisions of this Section 4.6(D) shall be in addition to any rights which any holder of Series D Preferred Stock may have under the DGCL.

(E) So long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of a majority of the Series E Preferred Stock then outstanding, voting as a separate class, either directly or by amendment, merger, consolidation or otherwise:

(1) Authorize, issue, or obligate the Corporation to issue any shares of Series E Preferred Stock after the Series E Original Issue Date (other than pursuant to the terms of the Series E Preferred Stock Purchase Agreement dated as of the Series E Original Issue Date, as amended after the date of the Series E Original Issue Date (including pursuant to any subsequent closing provisions contained therein)) or increase or decrease (other than by redemption or conversion) the number of authorized shares of Series E Preferred Stock;

(2) Take any action that would alter, change or amend the powers, preferences or rights of the Series E Preferred Stock;

(3) Reclassify any existing equity security into any new class or series of equity securities, having any preference or priority as to voting, dividends, or distribution of assets upon liquidation, merger or otherwise that is superior to or on a parity with any such preference or priority of the Series E Preferred Stock;

(4) Authorize, create or issue any new equity security having any preference or priority as to voting, dividends, or distribution of assets upon liquidation, merger or otherwise that is superior to any such preference or priority of the Series E Preferred Stock or having a per share preference or priority as to distribution of assets upon liquidation, merger or otherwise that is greater than the actual cost per share paid for such security, plus declared but unpaid dividends thereon;

(5) Declare or pay any cash dividends or other distribution on any equity securities (other than liquidation payments pursuant to Section 4.2 hereof);

(6) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of capital stock of the Corporation; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock at the original cost from employees, officers, directors, consultants or other persons performing services for this Corporation pursuant to agreements under which this Corporation has the right to repurchase such shares upon the occurrence of certain events, such as the termination of services, (ii) the redemption of Preferred Stock by the Corporation pursuant to Section 4.4, (iii) the net exercise of any warrant of the Corporation, and (iv) the cashless exercise of stock options pursuant to the Corporation’s 2005 Stock Plan;

(7) Take any action that would result in the Series E Preferred Stock automatically converting to Common Stock in any situation other than a Qualified IPO or pursuant Section 4.3(K) of this Restated Certificate; or

(8) Enter into any agreement or commitment to do any of the things described in this Section 4.6(D), unless the effectiveness of such agreement or commitment or action described in this Section 4.6(D) is conditioned upon the Corporation obtaining the approval required by this Section 4.6(D).

The provisions of this Section 4.6(D) shall be in addition to any rights which any holder of Series E Preferred Stock may have under the DGCL.

(F) So long as any shares of Preferred Stock are outstanding, the Company shall not, without the approval of the holders of at least two-thirds of the Preferred Stock, voting as a single class on an as-converted basis, either directly or by amendment, merger, consolidation or otherwise, consummate a public offering of its equity securities, unless the public offering price per share (before deducting underwriting commissions and expenses) is at least $3.7635 per share (as adjusted for any stock dividend, stock split or combination with respect to such share), in which case the separate vote of the Preferred Stock will not be required.

4.7 Status of Redeemed or Converted Stock. In the event any shares of any series of Preferred Stock are converted pursuant to Section 4.3 or redeemed pursuant to Section (K), the Corporation shall never again issue the shares so converted or redeemed and all such shares so converted or redeemed shall, upon such conversion or redemption, cease to be a part of the Corporation’s authorized or outstanding stock. The Corporation’s Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized stock.

4.8 Notices. Any notice required by the provisions of Sections 4.2, 4.3 and 4.4 to be given to the holders of shares of any series of Preferred Stock shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed to each holder of record at such holder’s address, facsimile number or electronic mail address appearing on the Corporation’s books, or, if to an overseas address, via a recognized overseas air courier service. Any such notice shall be effective or deemed given on the date of delivery, mailing, or confirmed facsimile transfer (or if overseas, two (2) business days after delivery to a recognized overseas air courier service).

4.9 Common Stock

(A) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive noncumulative dividends, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor.

(B) Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 4.2 hereof.

(C) Voting Rights. The holder of each share of Common Stock shall have the right to one (1) vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law and as provided in Section 4.5 hereof.

(D) Redemption. The holders of shares of Common Stock shall not have the right to require the redemption of such shares by the Corporation.

ARTICLE V

Except as may otherwise be provided in this Restated Certificate, in furtherance and not in limitation of the powers conferred by the laws of the state of Delaware, the Corporation’s Board of Directors is expressly authorized to make, alter, amend or repeal the Corporation’s Bylaws.

ARTICLE VI

Elections of directors need not be by written ballot unless the Corporation’s Bylaws shall so provide.

ARTICLE VII

7.1 Limitation of Director’s Liability. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

7.2 Indemnification of Directors and Officers. To the fullest extent permitted by applicable law, this Corporation shall provide indemnification of, and advancement of expenses to, directors and officers, and is authorized to provide indemnification of, and advancement of expenses to, directors, officers, employees and other agents of this Corporation and any other persons to which applicable law permits this Corporation to provide indemnification.

7.3 Repeal or Modification. Any repeal or modification of this Article VII, by amendment of this Article VII or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent of this Corporation existing at the time of, or increase the liability of any such person with respect to any acts or omissions in their capacity as a director, officer, employee, or other agent of the corporation occurring prior to, such repeal or modification.

ARTICLE VIII

Subject to Section 4.6 of Article IV of this Restated Certificate, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President on May 24, 2011.

MAVENIR SYSTEMS, INC.

/s/Pardeep Kohli
Pardeep Kohli, President

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

SIGNATURE PAGE

EXHIBIT C

LOCK-UP AGREEMENT

LOCK-UP LETTER

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Deutsche Bank Securities Inc.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Mavenir Systems, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters named therein, including the Representatives (collectively, the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to enter into the Underwriting Agreement and to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date set forth on the cover of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The restrictions set forth in the foregoing sentence shall not apply to:

(a) the sale of shares of Common Stock pursuant to the Underwriting Agreement;

(b) transactions relating to shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after the completion of the Public Offering;

(c) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or charitable contribution;

(d) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) to the spouse, domestic partner, parent, sibling, child or grandchild (each, an “immediate family member”) of the undersigned or to a trust formed for the benefit of one or more such immediate family members, (ii) by will or intestate succession or (iii) if the undersigned is a trust, to a trustor or beneficiary of the trust;

(e) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members, stockholders or affiliates of the undersigned or any entity that is directly or indirectly controlled by, or is under common control with, the undersigned;

(f) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company in a transaction exempt from Section 16(b) of the Exchange Act upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise);

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(g) the conversion of the outstanding preferred stock of the Company into shares of Common Stock of the Company, provided that such shares of Common Stock shall remain subject to the terms of this letter;

(h) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company (i) in connection with the termination of employment or other termination of a service provider and pursuant to agreements whereby the Company has the option to repurchase such shares or securities, (ii) pursuant to option agreements relating to the early exercise by the undersigned of unvested options issued pursuant to the Company’s equity incentive plans or (iii) pursuant to agreements under which the Company has a right of first refusal with respect to transfers of such shares or securities;

(i) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock owned by the undersigned shall remain subject to the restrictions contained in this letter;

(j) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law or by order of a court of competent jurisdiction, provided that the transferor shall use its reasonable best efforts to cause the transferee to agree in writing to be bound by the terms of this agreement prior to such transfer; and

(k) the establishment of a trading plan pursuant to Rule 10b5-l under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the disposition of Common Stock during the 180-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company (except that ordinary course disclosure by the Company of the existence of any such plans in the Prospectus or in any periodic report or proxy statement filed under the Exchange Act is permitted);

provided that in the case of any transfer or distribution pursuant to clause (c), (d) or (e), (i) each donee or distributee shall agree in writing to be bound by the restrictions set forth in this letter and (ii) such transfer or distribution shall not involve a disposition for value, and provided, further, in the case of any transfer or distribution pursuant to clause (b), (c), (d), (e), (f) or (h), no filing under Section 16(a) of the Exchange Act, reporting a net reduction in beneficial

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ownership of shares of Common Stock, shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the 180-day restricted period referred to herein (other than a report on Form 5, Schedule 13D, Schedule 13G or any amendment of the foregoing).

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date set forth on the cover page of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or a director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer that does not involve a disposition for value and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

For purposes of this lock-up agreement, each of the following persons is a “Major Holder”: (i) each officer and director of the Company as well as any members of the immediate family of each officer and director (as well as any family vehicle for the benefit of any such person) that holds outstanding shares of capital stock of the Company, (ii) each investment fund affiliated with any director of the Company that holds outstanding shares of capital stock of the Company, and (iii) each other record or beneficial owner of shares of preferred stock, or shares of common stock issued or issuable upon conversion of such shares of preferred stock, representing more than one percent (1%) (aggregating ownership of affiliates), on an as-converted basis, of the shares of capital stock of the Company outstanding immediately prior to the Public Offering.

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Unless the Major Holders holding a majority of the shares then held by the Major Holders otherwise agree in writing, if any Major Holder other than the undersigned is granted an early release from any lock-up agreement executed with you in connection with the Public Offering with respect to shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) of the Company having a fair market value in excess of $1,000,000 in the aggregate (whether in one or multiple releases), then each other Major Holder, automatically and without further action by you, the Company or any Major Holder, shall be granted an early release on the same terms and with respect to the same percentage of the shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) of the Company held by such other Major Holder from its obligations hereunder (the “Pro-rata Release”); provided, however, that such Pro-rata Release shall not be applicable in the event of any underwritten primary or secondary public offering or sale of the Company’s Common Stock (the “Underwritten Sale”) during the 180-day restricted period set forth above, provided, however, that the undersigned is offered the opportunity to participate on a pro rata basis with and otherwise pursuant to the same terms and conditions as any other Major Holders in such Underwritten Sale. In the event that any percentage of such shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) released from the lock-up restrictions are subject to any restrictions of the type set forth in clause (1) or (2) of the second paragraph of this agreement, the same restrictions shall be applicable to the release of the same percentage of the Company’s Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) held by the undersigned.

For the avoidance of doubt, the automatic release pursuant to the paragraph above of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) held by a Major Holder shall not further trigger any automatic release provisions of this paragraph. The Representatives shall use their commercially reasonable efforts to provide notice to the undersigned within three (3) business days upon the occurrence of a release of a Major Holder of its obligations under any lock-up agreement executed in connection with the Public Offering that gives rise to a corresponding release of the undersigned’s obligations under this lock-up agreement pursuant to the paragraph set forth above. For purposes of this paragraph, the undersigned hereby consents to and acknowledges that notice by the Representatives in writing delivered personally or by first-class prepaid letter, telefax or electronic mail to the contact information provided by the undersigned on the signature page hereto shall be deemed to have been received by the undersigned; provided, that if the undersigned has provided an electronic mail address or fax number on the signature page hereto, the Representatives shall deliver any notice pursuant to this paragraph to such electronic mail address or fax number.

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The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

It is understood that (i) if, prior to the execution of the Underwriting Agreement, the Company notifies the Underwriters that it does not intend to proceed with the Public Offering; (ii) if, prior to the execution of the Underwriting Agreement, the Representatives on behalf of the Underwriters notify the Company that the Underwriters do not intend to proceed with the Public Offering; (iii) if the Underwriting Agreement does not become effective prior to September 30, 2013; (iv) if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Shares; or (v) if the registration statement filed with the Securities and Exchange Commission with respect to the Public Offering is withdrawn, the undersigned will be released from its obligations under this letter.

[Signature Page Follows]

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Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name of Shareholder – Please Print)

(Name of Signatory if Shareholder is an entity – Please Print)

(Title of Signatory if Shareholder is an entity – Please Print)

(Signature)

(Address)

(E-mail Address)

(Fax No.)

[Signature Page to Mavenir Systems, Inc. Lock-Up Agreement]

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

August Capital V Special Opportunities, L.P.

By:	August Capital Management V, L.L.C. Its general partner

By:
Name:
Title: Member

[Signature Page to Mavenir Systems, Inc. Lock-Up Agreement]

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

Cross Creek Capital, L.P.

By:	Cross Creek Capital GP, L.P., its Sole General Partner

By:	Cross Creek Capital, LLC, its Sole General Partner

By:	Wasatch Advisors, Inc., its Sole Member

By:
Print Name: Daniel Thurber
Title:	Vice President

Cross Creek Capital Employees’ Fund, L.P.

By:	Cross Creek Capital GP, L.P., its Sole General Partner

By:	Cross Creek Capital, LLC, its Sole General Partner

By:	Wasatch Advisors, Inc., its Sole Member

By:
Print Name: Daniel Thurber
Title:	Vice President

[Signature Page to Mavenir Systems, Inc. Lock-Up Agreement]

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

Alloy Ventures 2005, L.P.

By:	Alloy Ventures 2005, LLC, its General Partner

By:
Print Name: Ammar Hanafi
Title:	Managing Member

[Signature Page to Mavenir Systems, Inc. Lock-Up Agreement]

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

Austin Ventures VIII, L.P.

By:
Print Name:
Title:

AV VIII Holdings, Inc.

By:
Print Name:
Title:

[Signature Page to Mavenir Systems, Inc. Lock-Up Agreement]

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

North Bridge Venture Partners V-A, L.P.

By:	North Bridge Venture Management V, L.P. Its General Partner

By:	NBVM GP, LLC Its General Partner

By:
Jeffrey P. McCarthy Manager

North Bridge Venture Partners V-B, L.P.

By:	North Bridge Venture Management V, L.P. Its General Partner

By:	NBVM GP, LLC Its General Partner

By:
Jeffrey P. McCarthy Manager

North Bridge Venture Partners VI, L.P.

By:	North Bridge Venture Management VI, L.P. Its General Partner

By:	NBVM GP, LLC Its General Partner

By:
Jeffrey P. McCarthy Manager

[Signature Page to Mavenir Systems, Inc. Lock-Up Agreement]

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

Starent Networks Corp.

By:
Print Name:
Title:

Starent Networks LLC

By:
Print Name:
Title:

[Signature Page to Mavenir Systems, Inc. Lock-Up Agreement]

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

Greenspring Crossover Ventures I, L.P.

By:	Greenspring Crossover I GP, L.P.

By:	Greenspring Crossover I GP, LLC

By:
Print Name:
Title:

[Signature Page to Mavenir Systems, Inc. Lock-Up Agreement]